EXHIBIT 23.2

         CONSENT OF INDEPENDENT REAL ESTATE CONSULTANTS
         ----------------------------------------------


The Board of Directors of the Company:

     We consent to the inclusion in the Registration Statement of The Rouse Company (the "Company") on Form S-3 (Registration
No. 333-          ) of our report dated February 22, 1996, on our
concurrence with the Company's estimates of the market value of its equity and other interests in certain real property owned and/or managed by the Company and its subsidiaries as of December 31, 1995 and 1994, and to the reference to our firm under the heading "Experts" in the Prospectus that is a part of such Registration Statement.


                                /s/  Deborah A. Jackson
                                ----------------------------
                                LANDAUER ASSOCIATES, INC.

New York, New York
January 30, 1997